SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) December 13, 1999

BLC Financial Services, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware                                                   001-14065
(State or Other Jurisdiction of Incorporation)       (Commission File No.)

75-1430436
(IRS Employer I.D. Number)

645 Madison Avenue, 19th Floor, New York, New York        10022
(Address of Principal Executive Offices)                 (Zip Code)

(212) 751-5626
Registrant's Telephone Number, including Area Code


(Former Name or Former Address, If Changed Since Last Report)

Item 5. Other Event

         On December 13, 1999, Business Loan Center, Inc. ("BLC"), a wholly-owned subsidiary of the registrant, entered into the Sale and Servicing Agreement dated as of November 1, 1999 (the "Sale Agreement") between BLC Funding Trust, as the Trust, and BLC, as Seller and Servicer, with respect to BLC Funding Trust Notes.

         Pursuant to the Sale Agreement, BLC sold to BLC Funding Trust its interest in the unguaranteed portion of certain SBA loans partially guaranteed by the U.S. Small Business Administration in an initial aggregate principal amount of $19,656,887.49. Thereafter, the Trust issued Notes secured by these unguaranteed interests. Certificates were also issued to BLC Funding Corp., a wholly-owned special purpose subsidiary, representing a subordinated interest in the assets of the Trust. BLC may continue to sell interests in the unguaranteed portion of certain SBA loans to the Trust for a period not to exceed three years and in an aggregate principal amount not to exceed $75,000,000. Pursuant to the Sale Agreement, BLC will continue to service said loans.

         The Sale Agreement, attached hereto as an exhibit, is incorporated herein by reference.

         The registrant will provide to the Commission, upon request, any other documents entered into in connection with the above described transaction and referenced in the Sale Agreement.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (A)   Financial Statements of the business acquired. Not applicable.

         (B) Pro Forma Financial Information. It is impractical to provide the required pro forma information at this time. Such information will be filed via the Registrant's Quarterly Report on Form 10-Q for the period ended December 31, 1999 within 45 days from the date thereof.

         (C)   Exhibits

               (1) The Sale and Servicing Agreement dated as of November 1, 1999 between BLC Funding Trust and Business Loan Center, Inc., as Seller and Servicer.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

BLC Financial Services, Inc.
(Registrant)

Dated: December 23, 1999



By: /s/ Leonard L. Rudolph
    --------------------------
    Leonard L. Rudolph
    President